Exhibit 10.21

SECOND AMENDMENT OF LEASE
THIS SECOND AMENDMENT OF LEASE (this "Amendment") is made this 22nd day of July, 2010, by and between 1332 LONDONTOWN ROAD, LLC, having an address of 1300 York Road, Suite 300, Lutherville, Maryland 21093  ("Landlord") and GSE SYSTEMS, INC., having an address of 1332 Londontown Boulevard, Sykesville. MD 21784 (hereinafter "Tenant").
WHEREAS, Landlord and Tenant have previously executed a Lease Agreement dated February 27, 2008 (the "Original Lease"), and an Amendment to Lease dated May 28, 2008 ("Amendment"), collectively known as the "Lease" for approximately 35,718 square feet of space (the "Original Premises") on the first and second floors  of the building located at 1332 Londontown Road, Eldersburg, Maryland (the "Building") in the business park known as the Londontown Business Center; and
WHEREAS, Landlord and Tenant desire to amend certain terms and provisions of the Lease.
NOW, THEREFORE, WITNESSETH in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
1.              Landlord and Tenant have agreed to increase the size of the Original Premises by the addition of approximately 4,384 square feet of space on the first floor of the Building (the "Additional Space"), described as the "Second Expansion Premises'' and shown in further detail as a cross-hatched area on Exhibit A attached hereto and made a part hereof. The Additional Space, together with the Original Premises, shall be deemed to be the Premises under the Lease as of August 1, 2010. The Termination Date of the Lease for the Original Premises and the Additional Space shall be the same as set forth in the Lease.
2.              Landlord shall have the option at its sole discretion and at anytime during the Term of the Lease to relocate the Second Expansion Premises with the exception of the "Vault Space" as further defined in Exhibit B attached hereto and made part hereof to comparable space in the Building.  In order to exercise this option, Landlord must provide Tenant with at least ninety (90) days written notice and must construct the new space at Landlord's sole cost and expense in a similar fashion to the Second Expansion Premises.
3.              The Base Rent for the Additional Space for the first Lease Year shall be Forty-Three Thousand Eight Hundred and Forty Dollars ($43,840.00), payable in twelve (12) equal, monthly installments of Three Thousand Six Hundred Fifty-Three and 33/100 Dollars ($3,653.33) each, effective on November 1, 2010.
4.            Tenant shall accept the Additional Premises in their "as is" condition as of August 1, 2010 except that Landlord shall provide Tenant with a tenant allowance (the "Tenant Allowance") up to Twenty-One Thousand Nine Hundred Twenty Dollars ($21,920) towards Tenant's costs of preparing the Premises for its occupancy, upon presentation to Landlord of invoices from third party vendors and contractors for improvements to the Premises.  Landlord shall pay the Tenant Allowance or such portions thereof as are invoiced by Tenant, within forty-five (45) days after receipt of Tenant's invoices from third party contractors.

5.Tenant's Pro Rata Share of Operating Costs, Real Estate Taxes and Water and Sewer Charges shall increase to eleven point fourteen percent (11.14°/o) and Tenant's Pro Raia Share of Building Heating Fuel Charges shall increase to fourteen point forty three percent (14.43%), effective on August 1, 2010 and throughout the Term of the Lease. Tenant's Pro Ra a Share of Building Electrical Charges shall not be increased.
6.Except as set forth in this Second Amendment, the provisions of the Lease shall remain unmodified and in full force and effect.
WITNESS the hand and seal of Landlord, and the hand of Tenant, and their respective corporate seals hereto affixed the day and year first above written.

WITNESS:1332 LONDONTOWN ROAD, LLC

___________________________By: ___/s/ David Lipson _________(SEAL)
David Lipson
Authorized Signatory

WITNESS/ATTEST:

GSE SYSTEMS, INC.

___/s/ Pamela G. Schlachter_______By: __/s/ Jeffery G. Hough_____(SEAL)
Notary PublicJeffery G. Hough
Chief Financial Officer

2